Exhibit 99.1

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1

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000000000000

NAME

THE COMPANY NAME INC.—COMMON 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345

THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345

THE COMPANY NAME INC.—401 K 123,456,789,012.12345

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x

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JOB #

1	OF 2
1	OF 2 PAGE

SHARES

CUSIP #

SEQUENCE #

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONTROL #

SHARES

0 0 0

0 0 0

0

0 0

0000201881_1 R1.0.0.51160

THE GEO GROUP, INC.

621 NW 53RD STREET

SUITE 700

BOCA RATON, FL 33487

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you

vote FOR proposals 1 and 2. For Against Abstain

1 Proposal to approve the Agreement and Plan of Merger between The GEO Group, Inc., or GEO, and The GEO Group REIT, Inc., a

wholly-owned subsidiary of GEO, which is being implemented in connection with GEO’s conversion to a real estate investment trust, or REIT, effective January 1, 2013.

2 Proposal to approve an adjournment of the GEO special meeting, if necessary, to solicit additional proxies in favor of the foregoing proposal.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,

please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

For address change/comments, mark here.

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

0000201881_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at

www.proxyvote.com .

THE GEO GROUP, INC.

Special Meeting of Shareholders

May 2, 2014 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints George C. Zoley and John J. Bulfin as Proxy, each with the power to appoint his substitute, and hereby authorizes him each to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The GEO Group, Inc. held of record by the undersigned on March 10, 2014, at the Special Meeting of Shareholders to be held at Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, FL

33432, at 9:00 A.M. (EDT), May 2, 2014 or at any adjournment thereof. This Voting Instruction Form also instructs MassMutual Financial Group as Trustee of The GEO Group, Inc. 401(k) Plan, to vote in person or by Proxy at the Special Meeting of Shareholders, all the shares of Common Stock of The GEO Group, Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof. MassMutual Financial

Group will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by MassMutual Financial Group before 12 p.m. EDT on April 29, 2014. Please note that if this Voting

Instruction Form is not properly completed and signed, or if it is not received by The Trustee as indicated above, shares allocated to a participant’s account will not be voted. MassMutual Financial Group will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. MassMutual Financial Group makes no recommendation regarding any voting instruction.

This Proxy is solicited by the Board of Directors and will be voted in accordance with the instructions specified on the reverse side. If no instructions are specified, this Proxy will be voted FOR Proposals 1 , and

2. On any other business which may properly come before the meeting, the shares will be voted in accordance with the judgment of the person named as proxy.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Address change/comments:

Continued and to be signed on reverse side